UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): September 15, 2019

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 West Howard Street, Niles, Illinois 60714

(Address of principal executive offices, including zip code)

(847) 966-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.02	Termination of a Material Definitive Agreement

On September 15, 2019, the Rights Agreement dated September 15, 1999 between Perma-Pipe International Holdings, Inc. (the “Company”) and Harris Trust and Savings Bank as Rights Agent (succeeded by Continental Stock Transfer and Trust Company as Rights Agent) (the “Rights Agreement”) expired in accordance with its terms and is of no further force or effect. The Company’s Board of Directors determined not to renew the Rights Agreement based on the negative perception of non-stockholder approved stockholder rights plans by Institutional Shareholder Services and certain of the Company’s institutional stockholders.

On September 16, 2019, the Company issued a press release announcing the expiration of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.02 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit

Number

(99.1)

Press Release of Perma-Pipe International Holdings, Inc., dated September 16, 2019, regarding the expiration of the Rights Agreement dated September 15, 1999 between Perma-Pipe International Holdings, Inc. and Harris Trust and Savings Bank as Rights Agent (succeeded by Continental Stock Transfer and Trust Company as Rights Agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: September 16, 2019	By: /s/ D. Bryan Norwood
D. Bryan Norwood
Vice President and Chief Financial Officer